UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2023

DISTRIBUTION SOLUTIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 1700 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (888) 611-9888

8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	DSGR	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 15, 2023, Distribution Solutions Group, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors (the “Board”) approved a two-for-one stock split (the “Stock Split”) of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). At the effective time of the Stock Split, each record holder of shares of Common Stock at the close of business on August 25, 2023 will receive one additional share of Common Stock for each then-held share of Common Stock, which will be distributed after the close of trading on August 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on August 15, 2023, the Board approved a change of the Company’s principal executive offices from 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 to 301 Commerce Street, Suite 1700, Fort Worth, Texas 76102 and the change of the Company’s telephone number for its principal executive offices from (773) 304-5050 to (888) 611-9888.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated August 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.

Date: August 15, 2023	By:	/s/ Ronald J. Knutson
	Name:	Ronald J. Knutson
	Title:	Executive Vice President and Chief Financial Officer